Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
APRIL 18, 2011

CHESAPEAKE ENERGY CORPORATION ANNOUNCES EARLY TENDER RESULTS
FOR ITS CASH TENDER OFFERS AND THE INCREASE OF THE TENDER OFFER
SERIES MAXIMUM WITH RESPECT TO ITS 6.250% EURO-DENOMINATED
 SENIOR NOTES DUE 2017

OKLAHOMA CITY, OKLAHOMA, APRIL 18, 2011 – Chesapeake Energy Corporation (NYSE:CHK) today announced the early tender results for its previously announced cash tender offers to purchase a portion of the outstanding principal amount of each series of its senior notes listed in the table below (collectively, the “Notes”). The tender offers are being made pursuant to the terms of the Offer to Purchase dated April 4, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal.

Notes	CUSIP Number/ISIN Number/ Common Code	Principal Amount Outstanding	Early Tender Results	Original Series Maximum	Revised Series Maximum
7.625% Senior Notes due 2013	165167BY2	$500,000,000	$35,547,000	$100,000,000	N/A
9.500% Senior Notes due 2015	165167CD7	$1,425,000,000	$137,535,000	$100,000,000	N/A
6.250% Euro- denominated Senior Notes due 2017	027393390 (ISIN: XS0273933902)	€600,000,000	€253,690,000	€150,000,000	€ 253,690,000
6.500% Senior Notes due 2017	165167BS5	$1,100,000,000	$437,230,000	$150,000,000	N/A
6.875% Senior Notes due 2018	165167CE5	$600,000,000	$125,872,000	$150,000,000	N/A
7.250% Senior Notes due 2018	165167CC9	$800,000,000	$130,571,000	$200,000,000	N/A
6.625% Senior Notes due 2020	165167CF2	$1,400,000,000	$531,418,000	$100,000,000	N/A

The column in the table above entitled “Early Tender Results” shows the aggregate principal amount of each series of Notes that was validly tendered (and not validly withdrawn) in the tender offers as of 5:00 p.m., New York City time, on April 15, 2011, which was the early tender deadline. Holders who validly tendered (and did not validly withdraw) their Notes prior to the early tender deadline, and whose Notes are accepted for purchase by Chesapeake, will receive in cash, for each $1,000 or €1,000 in principal amount, as applicable, of Notes tendered, the applicable Total Consideration, as set forth in the Offer to Purchase, which includes the applicable early tender premium of $20.00 per $1,000 (or €20.00 per €1,000, as applicable) in principal amount of Notes.  The Total Consideration with respect to each series of Notes has not been changed.

INVESTOR CONTACTS:		MEDIA CONTACTS:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Chesapeake also announced that it has increased the tender offer Series Maximum with respect to its 6.250% Euro-denominated Senior Notes due 2017. The table above sets forth the principal amount of such series of Notes that Chesapeake originally offered to purchase and the increased principal amount of such series of Notes that Chesapeake is offering to purchase in the columns entitled “Original Series Maximum” and “Revised Series Maximum,” respectively.  Chesapeake reserves the right to further increase the Series Maximum for one or more series of Notes in the tender offers at any time on or before the applicable expiration date for any series of Notes in the tender offers. If the aggregate principal amount of Notes of any series validly tendered (and not validly withdrawn) and accepted for purchase by Chesapeake exceeds the Original Series Maximum or the Revised Series Maximum, as applicable, for such series of Notes, Chesapeake will accept tendered Notes of such series on a pro rata basis, as more fully set forth in the Offer to Purchase.

The tender offers are scheduled to expire at 11:59 p.m., New York City time, on April 29, 2011 (unless extended or earlier terminated).  Holders whose Notes are validly tendered (and not validly withdrawn) and accepted for purchase by Chesapeake after the early tender deadline but before the expiration date of the tender offers will receive in cash, for each $1,000 or €1,000 in principal amount, as applicable, of Notes tendered, the applicable Purchase Price set forth in the Offer to Purchase, which does not include the early tender premium. The Purchase Price with respect to each series of Notes has not been changed.

In addition, holders will receive, in respect of their Notes that are accepted for purchase, accrued and unpaid interest on the principal amount of the accepted Notes to, but not including, the applicable settlement date of the tender offers, which will be promptly after the expiration date.

This announcement is not an offer to purchase or a solicitation of an offer to sell the Notes or any other securities.  The tender offers are only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.

Chesapeake has retained Global Bondholder Services Corporation as the Depositary and Information Agent for the tender offers for the dollar-denominated Notes and has retained Lucid Issuer Services Limited as Tender Agent and Information Agent for the tender offer for the euro-denominated Notes.  Requests for documents may be directed to the applicable Information Agent at the addresses and telephone numbers set forth below:

The Depositary and Information Agent for
the tender offers for the dollar-
denominated Notes is:

Global Bondholder Services Corporation
65 Broadway – Suite 404
New York, New York 10006
Attention: Corporate Actions

Banks and Brokers call: (212) 430-3774 (collect)
All others call toll free: (866) 470-4200

The Tender Agent and Information Agent
for the tender offer for the euro-
denominated Notes is:

Lucid Issuer Services Limited
436 Essex Road
London N1 3QP
Attention: Lee Pellicci / David Shilson

By telephone: +44 (0) 20 7704 0880
By email: chesapeake@lucid-is.com

Chesapeake has retained Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and RBS Securities Inc. as the Dealer Managers for the tender offers.  Questions regarding the tender offers may be directed to the Dealer Managers at the addresses and telephone numbers set forth below:

Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 Attn: Liability Management Group By Telephone: (855) 287-1922 (toll free) (212) 250-7527 (collect) + 44 (0) 20 7545 8011 (London)
Citigroup Global Markets Inc.
390 Greenwich St., 1st Floor
New York, NY 10013
Attn: Liability Management Group
By Telephone:
(800) 558-3745 (toll free)
(212) 723-6106 (collect)
+44 (0) 20 7986 8969 (London)

RBS Securities Inc. 600 Washington Blvd. Stamford, CT 06901 Attn: Liability Management Group By Telephone: (877) 297-9832 (toll free) (203) 897-6145 (collect) +44 (0) 20 7085 4634 (London)

None of Chesapeake, the Dealer Managers, the Depositary, the Tender Agent, the Information Agents or any other person makes any recommendation as to whether holders of the Notes should participate in the tender offers, and no one has been authorized to make such a recommendation.

This news release contains forward-looking statements, including the expected consummation of the tender offers and the anticipated principal amounts of notes to be retired.  Forward-looking statements give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectations expressed. See the “Risk Factors” discussion in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the U.S. Securities and Exchange Commission on March 1, 2011 for a discussion of risk factors that affect our business.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.

Chesapeake Energy Corporation is the second-largest producer of natural gas and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash, Tonkawa, Cleveland, Mississippian, Wolfcamp, Bone Spring, Avalon and Niobrara unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information and presentations and all recent press releases.